Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-122300, No. 333-68260, No. 333-49908 and No. 333-13975) of Patapsco Bancorp, Inc. of our report dated September 25, 2009, relating to the consolidated financial statements, which appears in the Annual Report to Stockholders, which is incorporated by reference in this Annual Report on Form 10-K.

/s/ Beard Miller Company LLP

Beard Miller Company LLP

Baltimore, Maryland

September 25, 2009